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                                                                   EXHIBIT 10.40

                           INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "Agreement"), effective as of __________, 1996, between Telco Communications Group, Inc., a Virginia corporation (The "Company") and _________ (the "Indemnitee").

        Whereas, Indemnitee is a director or officer of the Company:

        Whereas, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

        Whereas, the Company's Restated Articles of Incorporation (the "Articles") and ByLaws require the Company to indemnify its directors and officers to the full extent permitted by law and Indemnitee serves as a director or officer of the Company in reliance on such Articles and ByLaws;

        Whereas, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and Indemnitee's reliance on the aforesaid Articles and ByLaws, and to provide Indemnitee with specific contractual assurance that the protection afforded by such Articles and ByLaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Articles or ByLaws or any change in the composition of the Board of Directors of the Company (the "Board") or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

        Now, therefore, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.  Certain Definitions

                (a) Approved Legal Counsel: shall mean any law firm having 100 or more attorneys and rated "av" by Martindale-Hubbell Law Directory; provided that such law firm shall not, for a five-year period prior to the Indemnifiable Event, have been engaged by the Company, the Acquiring Person or the Indemnitee.

                (b) Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (x) Donald
A. Burns, Henry G. Luken, III, and Thomas J. Cirrito (collectively, the "Principals"), or (y) a trustee or other fiduciary holding securities under an employee benefit plan of the Company in substantially the same proportions as their ownership of common stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly,
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of securities of the Company representing [50%] or more of the combined voting power of the Company's then outstanding Voting Securities (such person being referred to herein as an "Acquiring Person"), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, partnership, unincorporated association or other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted in Voting Securities of the surviving entity) at least 80% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets.

          (c) Claim: shall mean any threatened, pending or completed action suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal.

          (d) Expenses: shall include attorneys' fees and all other costs, expenses and obligations paid or incurred by Indemnitee in connection with investigating, preparing for and defending, responding to or participating in the defense of or response to (including an appeal) any Claim relating to any Indemnifiable Event actually and reasonably incurred by Indemnitee.

          (e) Indemnifiable Event: shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

          (f) VSCA: shall mean the Virginia Stock Corporation Act.

          (g) Potential Change In Control: shall be deemed to have occurred if
(i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control: (iii) any person, other than the Principals or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing [50%] or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or
(iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.




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          (h) Reviewing Party: shall be (i) the Board acting by quorum consisting of directors who are not parties to the particular Claim with respect to which Indemnitee is seeking indemnification, or (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, (A) the Board upon the written opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in Article 10 of the VSCA has been met by the Indemnitee or (B) the shareholders upon a finding that the Indemnitee has met the applicable standard of conduct referred to in clause (ii)(A) of this definition.

          (i) Voting Securities: shall mean, with respect to a corporation, securities of any class or series generally entitled to vote on the election of its directors and, with respect to any other entity, any equity interest generally entitled to vote on the election of the governing body of such entity.

      2. Indemnification. In the event Indemnitee was, is or becomes a party to, or a witness or other participant, or is threatened to be made a party to, or a witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee and hold Indemnitee harmless, to the full extent permitted by law as soon as practicable but in any event no later than ten days after written demand is presented to the Company, from and against any and all Expenses, judgments, fines, (including, excise taxes assessed Indemnitee with respect to an employee benefit plan) penalties and amounts paid in settlement (including all, interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines or penalties) of such Claim.

     3. Expense Advances. If so requested by Indemnitee, the Company shall advance (within four days after written demand is presented to the Company) any and all such Expenses to Indemnitee; provided, however, that if, when and to the extent the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees and undertakes to reimburse the Company to the full extent required by Section 13.1-699 of the VSCA) for all such amounts theretofore paid and the Company shall cease to advance Expenses (unless Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall be entitled to have his Expenses advanced and shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed).

      4. Payment. Notwithstanding the provisions of Section 2 hereof, the obligations of the Company under Section 2 shall be subject to the condition that the Reviewing Party shall have determined in the specific case that indemnification of Indemnitee is proper under the applicable standard of conduct set forth in applicable law. The Company shall promptly call a meeting of the Board with respect to a Claim relating to an Indemnifiable Event and agrees to use its best efforts to facilitate a prompt determination by the Reviewing Party with respect to any such Claim. Indemnitee shall be afforded the opportunity to make submissions to the Reviewing Party with respect to any such Claim. If, by the expiration of the applicable written demand periods set forth in Sections 2 and 3 hereof, Indemnitee has not been indemnified or received Expense advances or the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to Expense advances in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and Expense advances or enforcement of Indemnitee's entitlement to indemnification and

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Expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive Expense advances; any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. Indemnitee agrees to bring any such litigation in any court in the Commonwealth of Virginia having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

        5. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control) then all determinations by the Company concerning the rights of Indemnitee to indemnity payments and Expense advances under this Agreement or any other agreement or the Articles or ByLaws now or hereafter in effect relating to Claims for Indemnifiable Events: (i) arising prior to or concurrently with such Change in Control shall be made pursuant to subsections
(B)(1), (2) or (3) of Section 13.1-701 of the VSCA; and (ii) arising after such Change in Control shall be made pursuant to subsection (B)(3) of Section 13.1-701 of the VSCA. In the event that the Company elects or is required (pursuant to this Section 5) to make an indemnification determination pursuant to subsection (B)(3) of Section 13.1-701 of the VSCA, the Company (and the Board) shall seek legal advice from (and only from) special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Unless Indemnitee has selected counsel pursuant to this Section 5 and such counsel has been approved by the Company (which approval shall not be unreasonably withheld or delayed), the Approved Legal Counsel shall be deemed to satisfy the requirements set forth above. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified, is entitled to Expense advances under applicable law, or is obligated to reimburse the Company for Expenses advanced and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees and expenses of the special, independent counsel referred to above and to fully indemnify such counsel and hold such counsel harmless from and against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

        6. Potential Change in Control. In the event of a Potential Change in Control which has not ceased to exist, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, responding to, defending or participating in the defense of or response to any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the independent legal counsel referred to above is involved. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the express prior written consent of Indemnitee, (ii) the trustee shall advance, within four days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 3 of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee

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amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be a bank organized under the laws of the United States of America or of any state and having a combined capital surplus of at least $50,000,000 and shall be chosen by Indemnitee. Nothing in this Section 6 shall relieve the Company of any of its obligations under this Agreement.

        7. Assumption of Defense. In the event the Company shall be obligated hereunder to pay Expenses of any action, suit or proceeding against or otherwise involving or affecting Indemnitee, the Company shall be entitled to assume the defense thereof, with counsel approved by Indemnitee (such approval not to be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same matter; provided that (i) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded, upon the advice of independent legal counsel, that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the Company shall pay the reasonable fees and expenses of Indemnitee's counsel; provided that the Company's obligation shall be limited to the fees and expenses of one law firm for Underwriters.

        8. Indemnification of Additional Expenses. The Company shall indemnify Indemnitee and hold Indemnitee harmless from and against any and all expenses (including reasonable attorneys' fees and expenses) and, if requested by Indemnitee, shall (within four days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or the Articles or ByLaws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

        9. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified and hold harmless from and against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

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        10.     No Presumption.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advances or that indemnification or expense advances are not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

        11. Nonexclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Articles or ByLaws as in effect on the date of this Agreement or the VSCA or otherwise. To the extent a change in the VSCA (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Articles, ByLaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

        12. Notification; Period of Limitations. Indemnitee shall promptly notify the Company in writing of the institution of any action, suit, proceeding, inquiry or investigation that is or may be subject to this Agreement. Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. No legal action under this Agreement shall be brought and no cause of action under this Agreement shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company under this Agreement shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

        13. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors and officers liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

        14. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        15. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

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        16.   No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Company's Articles or ByLaws or otherwise) of he amounts otherwise indemnifiable hereunder.

        17. Specific Performance. The Company recognizes that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

        18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by he parties hereto and their respective successors, assigns, including any direct to indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director or the Company or of any other enterprise at the Company's request.

        19. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

        20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed exclusively in such state, but excluding any conflicts of law, rule or principle which might refer such governance, construction or enforcement to the laws of another state country.

        IN WITNESS WHEREOF, the Company and Indemnitee have caused this Agreement to be executed as of the date first above written.

                                           TELCO COMMUNICATIONS GROUP, INC.

                                           By:
                                              ---------------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------

                                           INDEMNITEE

                                           By:
                                              ---------------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------

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